Exhibit 99.1

Amphenol

News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

FOURTH QUARTER 2005 DIVIDEND PAYMENT

Wallingford, Connecticut.  November 1, 2005.  Amphenol Corporation (NYSE-APH) announced today its fourth quarterly dividend on its Common Stock in the amount of $.03 per share.  The Company will pay the dividend on or about January 4, 2006 to shareholders of record as of December 14, 2005.  The Company paid its first dividend in the amount of $.03 per share on April 6, 2005 to shareholders of record on March 15, 2005.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  The primary end markets for the Company’s products are communication systems for the converging technologies of voice, video and data communications, industrial/automotive and military/aerospace applications.